UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Touchstone Strategic Trust

(Name of Registrant as Specified In Its Charter)

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August 29, 2023

Touchstone Dynamic Allocation Fund

DEAR SHAREHOLDER,

The Special Meeting of Shareholders of the Touchstone Dynamic Allocation Fund (the "Target Fund") on August 29, 2023 has been adjourned to September 12, 2023 at 3:30pm Eastern time.

Shareholders are being asked to consider and approve an Agreement and Plan of Reorganization (the "Plan") with respect to the reorganization of the Target Fund into an exchange-traded fund (ETF). If shareholder approval is obtained, the Target Fund will be converted into the Touchstone Dynamic International ETF. After careful consideration, your Touchstone Board of Trustees recommends shareholders vote FOR the reorganization proposal.

Your Vote is Essential to Passing the Plan by the Adjourned Meeting Date of September 12, 2023.

It is important that you exercise your right to vote. Please take a moment to sign, date and mail the enclosed proxy card in the pre-paid envelope or follow the instructions below to vote by internet or telephone.

Vote by Phone by calling 1-888-575-2251 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10am to 11pm Eastern time. You may also call the toll-free number on the enclosed card and follow the prompts.

:Vote by Internet by visiting the internet address on the enclosed card and following the instructions.

*Vote by Mail by completing, signing, and dating the enclosed card and returning it in the enclosed prepaid return envelope.

If you receive a phone call from our proxy solicitor, Morrow Sodali Fund Solutions ("MSFS"), you can vote your shares over the phone with the MSFS representative. Or you may contact MSFS at 1-888-575-2251 to ask any questions related to the meeting agenda and/or vote your shares.

Thank you,

E. BLAKE MOORE, JR.

PRESIDENT,

TOUCHSTONE STRATEGIC TRUST

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